Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 29, 2017, by and among Endocyte,  Inc., a Delaware corporation (the “Company”), and ABX advanced biochemical compounds – Biomedizinische Forschungsreagenzien GmbH, a company organized under the laws of Germany (“ABX”).

WHEREAS,  the Company and ABX are party to that certain Development and License Agreement, dated as of the date hereof (the “License Agreement”); and

WHEREAS, pursuant to the License Agreement, the Company and ABX desire to enter into this Agreement to set forth the rights of the parties with respect to the registration of the Shares (as defined below) as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 4.

“Business Day” means any day of a week other than Saturday, Sunday or other day that the Commission is closed for business.

“Common Stock” means Common Stock of the Company, $0.001 par value per share.

“Effective Date” means the date that a Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the date which is the 45th calendar day following the date of this Agreement;  provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor entity or entities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, including ABX and each transferee of the Registrable Securities, or any portion thereof, who becomes a party to this Agreement in accordance with Section 9(f).

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Initial Registration Statement” shall have the meaning set forth in Section 2(a).

“Issuer Filing” shall have the meaning set forth in Section 3(o).

“Losses” shall have the meaning set forth in Section 6(a).

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Principal Trading Market” means the trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the NASDAQ Global Market or the NASDAQ Global Select Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post‑effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means all of (i) (A) 2,000,000 shares of Common Stock issued to ABX pursuant to the terms of the License Agreement and (B) up to 4,000,000 shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”), and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing  (collective, the “Shares”).

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including the Initial Registration Statement), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC”  or “Commission”  means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Registration Statement” shall mean a registration statement relating to any employee benefit plan under Form S-8 or similar form or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act (including Form S-4).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not listed on its Principal Trading Market, a day on which the Common Stock is traded on the New York Stock Exchange, the American Stock Exchange or on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any trading market as set forth in subsections (i) and (ii) hereof, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Warrants” means the warrants to purchase up to an aggregate of 4,000,000 shares of Common Stock issued to ABX pursuant to the License Agreement.

2. Registration.

(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the then outstanding Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (each, an “Initial Registration Statement”).  The Initial Registration Statement shall be on Form S-3 (if available and, if not available, on Form S-1) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) a  “Plan of Distribution” section mutually acceptable to the Holders and the Company.  The Initial Registration Statement may be in the form of a shelf registration statement pursuant to which the Company or other shareholders of the Company may offer and sell securities from time-to-time.

(b) The Company shall use its commercially reasonable efforts to cause the Initial Registration Statement to be declared effective by the Commission as soon as practicable (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed,” or will not be subject to further review and that the effectiveness of such Registration Statement may be accelerated) and shall, subject to Section 3(c) hereof, use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the earlier of such time as (i) all of the Registrable Securities and Warrants are no longer owned by the Holders or (ii)  all of the Shares, including the Warrant Shares, are freely tradable, without restriction, pursuant to Rule 144 promulgated under the Securities Act (the “Effectiveness Period”).  The Company shall use its reasonable commercial efforts to ensure that each Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.  Each Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.  The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on the Effective Date. The Company shall notify the Holders via facsimile or e-mail of the effectiveness of a Registration Statement within one (1) Business Day of the date on which the Company telephonically confirms effectiveness with the Commission.  To the extent deemed required under the Securities Act, the Company shall, by 9:30 a.m. Eastern Time on the first Business Day after the Effective Date, file a Rule 424(b) prospectus with the Commission.

(c) If any Holder intends to distribute Registrable Securities by means of an underwriting in connection with the effectiveness of the Registration Statement,  such Holder shall so advise the Company, and the Company shall select the underwriter(s), who shall be reasonably acceptable to a majority-in-interest of the Holders intending to distribute Registrable Securities in the underwriting.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting and the Company.  If the underwriter(s) advise(s) in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such Holders.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.    Notwithstanding the foregoing, the Company may delay filing a prospectus supplement for any underwriting request pursuant to this Section 2(c) for up to 90 days following receipt of the request if (i) in the good faith judgment of the Board of Directors of the Company (the “Board”),  any such registration would be detrimental to the Company, and the Board concludes, as a result, that it is prudent to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders requesting a registration pursuant to this Section 2(c) a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, prudent to defer the filing of such registration statement;  provided, however, that the Company shall not defer its obligation in this manner more than an aggregate of 90 days in any 12-month period.  Any underwriting request under this Section 2(c) must cover shares with a value of at least $20,000,000.

(d) The Company shall notify all Holders of Registrable Securities in writing at least ten days prior to the filing of any Registration Statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company), excluding Special Registration Statements, and will afford each Holder an opportunity to include in such Registration Statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by it shall, within seven days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

If the Registration Statement of which the Company gives notice under this Section 2(d) is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2(d) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the Company determines in good faith, based on consultation with the underwriter, that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; and second, to the Holders along with all other stockholders of the Company with registration rights at such time, on a pro rata basis based on the total number of registrable securities held in the aggregate by the Holders and such other stockholders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(d) whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The registration expenses of such withdrawn registration shall be borne by the Company.

3. Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Business Days prior to the filing of a Registration Statement and not less than three (3) Business Days prior to the filing of any related Prospectus or any amendment or supplement thereto (except for annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any similar or successor reports), the Company shall furnish to a single firm of counsel designated by the Holders of a majority of the Registrable Securities covered by a Registration Statement copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such counsel.  The Company shall use commercially reasonable efforts to reflect in such documents any comments as such counsel may reasonably propose.

(b) Except in circumstances contemplated by Sections 3(c) and 4 below, and as provided therein: (i) prepare and file with the Commission such amendments (including post‑effective amendments) and supplements to the Initial Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Initial Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto;  and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.  Each Holder agrees that sales of Registrable Securities pursuant to a Registration Statement shall be in compliance with the “Plan of Distribution” described in the applicable Registration Statement and otherwise in compliance with applicable federal and state securities laws.

(c) Notify the Holders (which notice shall, pursuant to clauses (iii) through (v) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Business Days prior to such filing, in the case of (iii) and (iv) below, not more than one (1) Business Day after such issuance or receipt, and in the case of (v) below, not less than one (1) Business Day after a determination by the Company that the financial statements in any Registration Statement have become ineligible for inclusion therein) (i)(A) when a Prospectus or any Prospectus supplement or post‑effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post‑effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public (other than disclosure to a Holder’s managers, employees, agents, affiliates, accountants, attorneys and advisors, provided such other party agrees to maintain the confidentiality of such information), unless disclosure by a Holder is required by law.

(d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e) If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR or similar system.

(f) Prior to any resale of Registrable Securities by a Holder, register or qualify, or cooperate with the selling Holders in connection with the registration or qualification, unless an exemption from registration and qualification applies, the Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during any Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements, provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject the Company to general service of process in any jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(g) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to any Registration Statement, which certificates shall be free, to the extent permitted under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

(h) Following the occurrence of any event contemplated by Section 3(c)(iii) through (v), as promptly as reasonably practicable, prepare a supplement or amendment, including a post‑effective amendment, to the affected Registration Statement(s) or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(i) (i) In the time and manner required by the Principal Trading Market, prepare and file with such Principal Trading Market an additional shares listing application covering all of the Registrable Securities, (ii) use commercially reasonable efforts to take all steps necessary to cause such Registrable Securities to be approved for listing on the Principal Trading Market as soon as possible thereafter, (iii) if requested by any Holder, provide such Holder evidence of such listing, and (iv) during each Effectiveness Period, use commercially reasonable efforts to maintain the listing of such Registrable Securities on the Principal Trading Market.

(j) In order to enable the Holders to sell Shares under Rule 144, for a period commencing on the date hereof until the earlier of (i) the date on which the Company is no longer required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, or (ii) the date on which the Holders no longer own any Shares or Warrants,  the Company covenants to:  (A) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act; and (B) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. The Company agrees to furnish to the Holders so long as the Holders own Registrable Securities, promptly upon request, (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration;  provided, that the Company shall have no obligation to provide any document pursuant to this Section 3(j) that is available on the Commission’s EDGAR or similar system.

(k) Each selling Holder shall promptly furnish to the Company a statement certified by such Holder as true, correct and complete, as to (i) the number of shares of Common Stock beneficially owned by such Holder and any affiliate thereof, (ii) any FINRA affiliations required to be disclosed in Registration Statement or with respect to offerings thereof, (iii) if required by the Commission, any natural persons who have the power to vote or dispose of the Common Stock, (iv) any other information as may be requested by the Commission, FINRA or any state securities commission and (v) such other information regarding such Holder and the proposed sale of the Registrable Securities by such Holder as the Company or its counsel shall reasonably request and as is customarily required in connection with a Registration Statement.  Failure by a Holder to provide such information shall relieve the Company of its duties to a Holder under this Agreement until such time as the Holder provides such information.

(l) The Company shall cooperate with each Holder who holds Registrable Securities being offered and the managing underwriter or underwriters as reasonably requested by them with respect to an applicable Registration Statement, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or a Holder may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or a Holder may request, and, within three (3) Business Days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Holder) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue such Registrable Securities free of restrictive legends upon the resale of such Registrable Securities pursuant to such Registration Statement.

(m) At the reasonable request of a Holder, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the “Plan of Distribution” set forth in such Registration Statement.  The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to a Registration Statement.

(n) The Company shall use commercially reasonable efforts to comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Exchange Act and the rules and regulations promulgated by the Commission).

(o) If required by the FINRA Corporate Financing Department or any similar entity, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

4. Holder Covenants.  Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii)-(v), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company may provide appropriate stop orders to enforce the provisions of this Section 4.    The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

5. Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses to be borne by the Company referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Principal Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110 or similar rules), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the applicable Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v)  Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including but not limited to fees and expenses of the Company’s independent registered public accounting firm. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder or, except to the extent provided in this Agreement, any legal fees or other costs of the Holders.

6. Indemnification.

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (each a “Loss” and collectively, “Losses”), as incurred, that arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in the final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, any “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in any Registration Statement, any Prospectus or any form of Prospectus or in any amendment or supplement thereto, or (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), related to the use by a Holder of an outdated or defective Prospectus in a transaction the order for which was placed after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice, but only if and to the extent that following the receipt of Advice the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, or receipt by the Company of any written threat or assertion, of any Proceeding arising from or in connection with the transactions contemplated by this Agreement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent that, such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, (ii) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the applicable Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), to the extent related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified

Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that a conflict of interest exists or may arise if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party),  provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that an Indemnified Party shall have been advised by counsel in writing that a conflict of interest exists or may arise if the same counsel were to represent such Indemnified Party and another Indemnified Party.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d) Contribution.  If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 6.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the License Agreement.

7. Market Stand-Off Agreement.   Each Holder hereby agrees that, in the event the Company proposes to undertake an underwritten public offering of its securities, and either (x) the Registrable Securities requested to be included by such Holder in such offering pursuant to Section 2(d), if any, are included therein, (y) such Holder declines to include any Registrable Securities in such offering, or (z) such offering is limited to securities that will be sold by the Company (as opposed to any stockholder of the Company), such Holder will not, without the prior written consent of the managing underwriter for such offering, during the period commencing on the date of the final prospectus relating to such offering by the Company, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 90 days), (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any securities of the Company or any securities convertible into or exercisable or exchangeable (directly or indirectly) for securities of the Company held immediately before the effective date of the final prospectus for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares or other securities, in cash or otherwise.  The foregoing provisions of this Section shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement, or the transfer of any securities to any trust for the direct or indirect benefit of any Holder or the immediate family of any Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors of the Company are subject to the same restrictions.  The underwriters in connection with such registration are intended third‑party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section or that are necessary to give further effect thereto.

8. Confidentiality.  Each Holder agrees that such Holder will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section by such Holder), (b) is or has been independently developed or conceived by such Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, provided that such Holder informs such person or entity that such information is confidential and directs such person or entity to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.
9. Miscellaneous.

(a) Remedies.  In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, except for, and as provided in, the License Agreement and the Warrants.

(c) Amendments and Waivers.  This Agreement may not be amended, modified, supplemented or waived unless the same shall be in writing and signed by the Company and the Holders of a majority-in-interest of the Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by all Holders to which such waiver or consent relates.

(d) Term.  This Agreement and the registration rights provided to the Holders hereunder, and the Company’s obligation to keep the Registration Statements effective, shall terminate as to any Holder upon the earlier of such time as all of the Registrable Securities held by such Holder (i) are no longer owned by the Holder or (ii) are freely tradable, without restriction, pursuant to Rule 144 promulgated under the Securities Act.    Notwithstanding the foregoing, Sections 4, 5, 6, 7, 8 and 9 shall survive the termination of this Agreement.

(e) Notices.  All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and delivery shall be deemed sufficient in all respects and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given, or on the third day after mailing if mailed by first-class mail, return receipt requested, postage prepaid, and properly addressed (i) to a Holder at the address set forth in the License Agreement (with respect to ABX) or at the address set forth on the applicable counterpart signature page(s) (with respect to each transferee of Shares or Warrants), (ii) to the Company at 3000 Kent Avenue, Suite A1-100, West Lafayette, IN 47906, or (iii) to any other address as any party may specify in writing.

(f) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  The Company may not assign its rights or obligations under Sections 2 through 6 hereof without the prior written consent of a majority-in-interest of the Holders unless such assignee acquires all or substantially all of the Company’s operating assets.  The rights of the Holders hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by each Holder to transferees or assignees of all or any portion of the Registrable Securities, but only if (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee executes and delivers to the Company a counterpart signature page to this Agreement in the form attached hereto as Schedule A and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

(g) Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(h) Governing Law.  The laws of the State of Delaware shall govern all questions concerning the relative rights of the Company and the Holders.  Delaware law shall govern the interpretation, construction and enforcement of this Agreement, and all transactions contemplated hereby, notwithstanding any state’s choice of law rules to the contrary. The parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in the State of Delaware, in any actions arising out of or relating to this Agreement and waive any other venue to which any party might be entitled by domicile or otherwise.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Currency.  Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.  All amounts owing under this Agreement are in United States Dollars.  All amounts denominated in other currencies shall be converted in the United States Dollar equivalent amount in accordance with the applicable exchange rate in effect on the date of calculation.

(m) Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

[Remainder of this page left blank]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

company:

ENDOCYTE, Inc.

By:_/s/ Mike Sherman_____________________________

Name:Mike Sherman

Title:President and CEO

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HOLDER:

ABX ADVANCED BIOCHEMICAL COMPOUNDS – BIOMEDIZINISCHE FORSCHUNGSREAGENZIEN GMBH

By:__Peter Moll______________________________

Name:Peter Moll

Title:Geschäfts Führer

[Signature Page to Registration Rights Agreement]

Schedule A

COUNTERPART SIGNATURE PAGE
TO
REGISTRATION RIGHTS AGREEMENT

Reference is made to that certain Registration Rights Agreement dated as of September 29, 2017 (the “Agreement”), by and among Endocyte, Inc., a company organized under the laws of Delaware, US (the “Company”), and the “Holders” referenced therein.

The undersigned hereby acknowledges receipt of a copy of the Agreement and hereby executes this counterpart signature page to the Agreement and authorizes this signature page to be attached as a counterpart signature page to the Agreement.  The undersigned agrees that he/she/it shall be a “Holder” for all purposes under the Agreement and that, in such capacity, the undersigned shall be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Counterpart Signature Page as of ______________________.

For ENTITIES:	For INDIVIDUALS:

(Name of Entity)	(Signature)

(Signature of Authorized Representative)	(Name)

(Name of Authorized Representative)

(Title of Authorized Representative)

ACCEPTED AND AGREED:

ENDOCYTE, INC.

By:
Name:
Title:

Address of Holder: